May 29, 2017

Total Income+ Real Estate Fund

80 Arkay Drive

Hauppauge, NY 11788

Re:	Total Income+ Real Estate Fund, File Nos. 811-22710 and 333-211369

Dear Board Members:

A legal opinion (the "Legal Opinion") that we prepared was filed with the Total Income+ Real Estate Fund Registration Statement filed on Form N-2 May 13, 2016. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 4 under the Securities Act of 1933 (Amendment No. 11 under the Investment Company Act of 1940) (the "Amendment") and consent to all references to us in the Amendment.

Very truly yours,

/s/Thompson Hine LLP

THOMPSON HINE LLP